Exhibit 99.1

Tidewater Announces Conference Call

NEW ORLEANS, October 13, 2008 – Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2009 second quarter (ended September 30, 2008) earnings release and conference call have been scheduled for Monday, October 27, 2008. The press release will be issued before the market opens, and the conference call will begin at 10:00 a.m. CDT.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. CDT on October 27, 2008, and will continue until 11:59 p.m. CDT on October 29, 2008. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the US). The conference call ID number is 67943442.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until November 27, 2008.

Tidewater Inc. owns 446 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.